Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

ENDURANCE SPECIALTY HOLDINGS REPORTS SECOND QUARTER 2006 NET INCOME OF $64.1 MILLION AND FIRST HALF 2006 ANNUALIZED ROE OF 19.2%

PEMBROKE, Bermuda – July 26, 2006 – Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported net income of $64.1 million and $0.85 per diluted common share for the second quarter of 2006 versus net income of $110.0 million and $1.67 per diluted common share in the second quarter of 2005.

For the six months ended June 30, 2006, net income was $171.1 million and $2.29 per diluted common share versus net income of $206.3 million and $3.11 per diluted common share for the first half of 2005. Net income for the six months ended June 30, 2006 and 2005 includes net favorable loss reserve development of $21.0 million and $73.7 million, respectively.

Operating highlights for the quarter ended June 30, 2006 are as follows:

•	Total premiums written, including gross premiums written of $451.3 million and deposit premiums of $46.1 million, increased 23.0% to $497.4 million over the same period in 2005;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $62.2 million and $0.82 per diluted common share;

•	Annualized operating return on average common equity was 13.5%;

•	Net investment income increased 51.3% to $59.2 million over the same period in 2005; and the

•	Combined ratio, excluding 5.3 points of prior year net adverse loss reserve development primarily related to Hurricanes Katrina, Rita and Wilma, was 91.5%.

Operating highlights for the six months ended June 30, 2006 are as follows:

•	Total premiums written, including gross premiums written of $1,022.6 million and deposit premiums of $145.3 million, decreased 2.1% to $1,167.9 million over the first half of 2005;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $170.1 million and $2.28 per diluted common share;

•	Annualized operating return on average common equity was 19.1%;

•	Net investment income increased 52.6% to $119.7 million over the first half of 2005; and the

•	Combined ratio, excluding 2.5 points of net favorable prior year loss reserve development, was 93.3%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, ‘‘While Endurance’s second quarter results were impacted negatively by prudent adjustments to our loss reserves based upon recent claims activity in connection with Hurricanes Katrina, Rita and Wilma, our underlying businesses remain strong. Endurance saw significant improvements in the U.S. property catastrophe insurance and reinsurance markets this quarter, and we expect to see the benefits from these market improvements through the remainder of this year.’’

Exhibit 99.1

The increase in gross premiums written by Endurance in the second quarter of 2006 compared to the second quarter of 2005 was largely due to price increases on catastrophe exposed lines in the Property Catastrophe Reinsurance and Property Individual Risk segments and from continued growth in our specialty and treaty casualty reinsurance lines. This growth in gross premiums written was partially offset by reductions in our Property Per Risk Treaty Reinsurance segment as Endurance did not renew several underperforming accounts.

Endurance’s combined ratio was 96.8% in the second quarter of 2006 versus 81.9% for the second quarter of 2005. The combined ratio was impacted by $21.6 million in net unfavorable prior year loss reserve development in the second quarter of 2006 compared to $27.7 million of net favorable loss reserve development in the second quarter of 2005. This net adverse loss reserve development was due to greater than expected reported losses from Hurricanes Katrina, Rita and Wilma (the ‘‘2005 Hurricanes’’), as well as increases to incurred but not reported loss reserves in relation to the 2005 Hurricanes, which resulted in an $84.0 million increase to Endurance’s estimated ultimate loss from the 2005 Hurricanes. This increase was partially offset by $62.4 million of other favorable loss reserve development in Endurance’s 2005 and prior loss reserves. The changes in Endurance’s loss reserves in the second quarter impacted Endurance’s Property Catastrophe Reinsurance, Property Per Risk Treaty Reinsurance and Aerospace and Other Specialty Lines segments. In addition, during the quarter, Endurance’s Property Individual Risk segment incurred a loss of approximately $19 million from a large industrial fire.

Endurance’s 51.3% increase in net investment income in the second quarter of 2006 was due to a combination of higher interest rates, increases in invested assets and positive performance in our alternative investment portfolio. Endurance’s alternative investments added $4.6 million to investment income in the second quarter of 2006, a 9.9% return on investment on an annualized basis, versus alternative investment income of $0.2 million in the second quarter of 2005.

At June 30, 2006, Endurance’s GAAP shareholders’ equity was $1.9 billion or $24.24 per diluted common share versus $1.9 billion or $23.17 per diluted common share at December 31, 2005. At quarter end, total capitalization was $2.4 billion compared to $2.3 billion at December 31, 2005.

Endurance’s total assets were $6.9 billion and cash and invested assets were $5.2 billion, an increase of 8.1% and 4.9% respectively from December 31, 2005. Net operating cash flow was $204.4 million for the quarter versus $252.1 million for the quarter ended June 30, 2005.

Endurance will host a conference call on Thursday, July 27, 2006 at 8:30 AM Eastern to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 819-9193 (toll-free) or (913) 981-4911 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 10, 2006 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 6074722.

The public may access a live broadcast of the conference call at the ‘‘Investors’’ section of Endurance’s website, www.endurance.bm.

A copy of Endurance’s financial supplement for the second quarter of 2006 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share and total premiums written, including gross premiums written and deposit premiums are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty

Exhibit 99.1

reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance’s operating subsidiaries have been assigned a group rating of A− (Excellent) from A.M. Best, A2 by Moody’s and A− from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2005.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Exhibit 99.1

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of United States dollars, except share and per share amounts)

	June 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$669,583	$468,015
Fixed maturity investments available for sale, at fair value	4,323,661	4,323,339
Investments in other ventures, under equity method	204,272	161,883
Premiums receivable, net	827,239	575,109
Deferred acquisition costs	175,717	166,720
Securities lending collateral	371,407	408,663
Prepaid reinsurance premiums	56,194	27,132
Losses recoverable	27,452	17,248
Accrued investment income	36,740	33,734
Intangible assets	71,436	65,633
Deferred tax assets	66,545	69,360
Other assets	35,540	35,701
Total Assets	$6,865,786	$6,352,537
Liabilities
Reserve for losses and loss expenses	$2,782,803	$2,603,590
Reserve for unearned premiums	967,844	803,629
Net deposit liabilities	173,527	92,523
Securities lending payable	371,407	408,663
Reinsurance balances payable	122,829	85,281
Debt	447,131	447,092
Other liabilities	63,710	39,216
Total Liabilities	4,929,251	4,479,994
Shareholders’ Equity
Common shares
66,096 issued and outstanding (2005 – 66,139)	66,096	66,139
Preferred shares
Series A, non-cumulative – 8,000 issued and outstanding (2005 – 8,000)	8,000	8,000
Additional paid-in capital	1,450,435	1,453,722
Accumulated other comprehensive loss	(82,087)	(19,672)
Retained earnings	494,091	364,354
Total Shareholders' Equity	1,936,535	1,872,543
Total Liabilities and Shareholders' Equity	$6,865,786	$6,352,537
Book Value per Common Share
Dilutive common shares outstanding	71,642,908	72,173,426
Diluted book value per common share[a]	$24.24	$23.17

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2005, which was derived from Endurance’s audited financial statements.

[a] Excludes the $200 million liquidation value of the preferred shares.

Exhibit 99.1

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues
Gross premiums written	$451,253	$403,189	$1,022,634	$1,105,680
Net premiums written	$408,678	$394,590	$951,687	$1,093,768
Change in unearned premiums	(2,000)	43,331	(124,803)	(218,249)
Net premiums earned	406,678	437,921	826,884	875,519
Other underwriting (loss) income	(1,992)	418	1,509	1,289
Net investment income	59,209	39,133	119,683	78,444
Net realized (losses) gains on sales of investments	(8,729)	592	(12,059)	(3,861)
Total revenues	455,166	478,064	936,017	951,391
Expenses
Losses and loss expenses	269,445	228,916	508,177	479,975
Acquisition expenses	76,758	89,334	150,529	176,109
General and administrative expenses	47,425	40,432	91,723	73,978
Amortization of intangibles	1,158	1,158	2,316	2,378
Net foreign exchange (gains) losses	(11,997)	1,742	(14,883)	4,163
Interest expense	7,459	5,612	14,985	11,083
Total expenses	390,248	367,194	752,847	747,686
Income before income taxes	64,918	110,870	183,170	203,705
Income tax (expense) benefit	(868)	(853)	(12,084)	2,571
Net income	$64,050	$110,017	$171,086	$206,276
Preferred dividends	(3,875)	—	(7,750)	—
Net income available to common shareholders	$60,175	$110,017	$163,336	$206,276
Per share data
Weighted average number of common and common equivalent shares outstanding:
Basic	66,397,742	60,631,594	66,421,265	60,959,737
Diluted	71,109,361	66,063,355	71,243,145	66,276,048
Basic earnings per common share	$0.91	$1.81	$2.46	$3.38
Diluted earnings per common share	$0.85	$1.67	$2.29	$3.11

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2005, which was derived from the Company’s audited financial statements.

Exhibit 99.1

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	Quarter Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Loss ratio	66.3%	52.3%	61.5%	54.8%
Acquisition expense ratio	18.9%	20.4%	18.2%	20.1%
General and administrative expense ratio	11.6%	9.2%	11.1%	8.5%
Combined ratio	96.8%	81.9%	90.8%	83.4%

Effect of Prior Year Net Loss Reserve Development

	Quarter Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Favorable/(Unfavorable)
Loss ratio	(5.3)%	6.3%	2.5%	8.4%

Net of Prior Year Net Loss Reserve Development

	Quarter Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Loss ratio	61.0%	58.6%	64.0%	63.2%
Acquisition expense ratio	18.9%	20.4%	18.2%	20.1%
General and administrative expense ratio	11.6%	9.2%	11.1%	8.5%
Combined ratio, excluding prior year net loss reserve development	91.5%	88.2%	93.3%	91.8%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following is a reconciliation of Endurance's total premiums written including gross premiums written and deposit premiums (a non-GAAP measure) to gross premiums written for the quarter and six months ended June 30, 2006 and 2005:

	Quarter Ended June 30, 2006			Quarter Ended June 30, 2005
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Property Per Risk Treaty Reinsurance	$44,779	$5,219	$49,998	$97,981	$1,361	$99,342
Property Catastrophe Reinsurance	100,526	—	100,526	67,574	—	67,574
Casualty Treaty Reinsurance	46,189	33,237	79,426	31,750	—	31,750
Property Individual Risk	52,590	—	52,590	35,932	—	35,932
Casualty Individual Risk	106,633	—	106,633	105,079	—	105,079
Aerospace and Other Specialty Lines	100,536	7,656	108,192	64,873	(126)	64,747
Total	$451,253	$46,112	$497,365	$403,189	$1,235	$404,424

	Six Months Ended June 30, 2006			Six Months Ended June 30, 2005
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Property Per Risk Treaty Reinsurance	$143,602	$28,876	$172,478	$234,413	$36,219	$270,632
Property Catastrophe Reinsurance	201,330	—	201,330	178,264	—	178,264
Casualty Treaty Reinsurance	183,583	101,312	284,895	236,211	47,082	283,293
Property Individual Risk	81,164	—	81,164	59,306	—	59,306
Casualty Individual Risk	158,216	—	158,216	152,769	—	152,769
Aerospace and Other Specialty Lines	254,739	15,073	269,812	244,717	3,556	248,273
Total	$1,022,634	$145,261	$1,167,895	$1,105,680	$86,857	$1,192,537

Total premiums written including gross premiums written and deposit premiums is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

OPERATING INCOME AND OPERATING INCOME PER DILUTIVE COMMON SHARE

(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance's net income and net income per diluted common share to operating income, operating income per diluted common share and annualized operating return on average common equity (all non-GAAP measures) for the quarter and six months ended June 30, 2006 and 2005:

	Quarter Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net income	$64,050	$110,017	$171,086	$206,276
Add (Less) after-tax items:
Net foreign exchange (gains) losses	(8,962)	2,201	(11,101)	4,492
Net realized losses (gains) on investments	7,107	(431)	10,131	3,691
Operating income before preferred dividends	$62,195	$111,787	$170,116	$214,459
Preferred dividends	(3,875)	—	(7,750)	—
Operating income available to common shareholders	$58,320	$111,787	$162,366	$214,459
Weighted average dilutive common shares	71,109,361	66,063,355	71,243,145	66,276,048
Diluted per common share data
Net Income	$0.90	$1.67	$2.40	$3.11
Preferred dividends	(0.05)	—	0.11	—
Net income available to common shareholders	0.85	1.67	2.29	3.11
Add (Less) after-tax items:
Net foreign exchange (gains) losses	(0.13)	0.03	(0.15)	0.07
Net realized losses (gains) on investments	0.10	(0.01)	0.14	0.06
Operating income available to common shareholders	$0.82	$1.69	$2.28	$3.24
Average common equity [a]	$1,730,262	$1,934,883	$1,704,539	$1,924,790
Operating return on average common equity	3.4%	5.8%	9.5%	11.1%
Annualized operating return on average common equity	13.5%	23.1%	19.1%	22.3%

[a] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income per diluted common share represents operating income divided by weighted average dilutive common shares. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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